FUND ADMINISTRATION SERVICING AGREEMENT


     THIS AGREEMENT is made and entered into as of this ______ day of _________, 2002, by and between Alternative Investment Partners, LLC, a Delaware limited liability company (the "Adviser"), AIP Alternative Strategies Funds, a Delaware business trust (the "Trust") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

     WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and is authorized to issue shares of beneficial interest in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

     WHEREAS, USBFS is, among other things, in the business of providing fund administration services for the benefit of its customers; and

     WHEREAS, the Adviser and the Trust desire to retain USBFS to provide fund administration services for each series of the Trust listed on Exhibit A hereto (as amended from time to time) (each a "Fund", collectively the "Funds").

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.   Appointment of USBFS as Administrator

     The Adviser and the Trust hereby appoints USBFS as administrator of the Trust on the terms and conditions set forth in this Agreement, and USBFS hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement.

2.   Services and Duties of USBFS

     USBFS shall provide the following fund administration services for the Funds, including but not limited to:

     A.   General Fund Management:

          (1)  Act as liaison among all Fund service providers.
          (2)  Supply:
               a.   Corporate secretarial services.
               b.   Office   facilities   (which   may  be  in  USBFS's  or  its
                    affiliate's own offices).
               c. Non-investment-related statistical and research data as needed.

          (3)  Coordinate   the  Trust's  Board  of  Trustees'  (the  "Board  of
               Trustees" or the "Trustees") communication:

               a.   Establish meeting agendas.
               b. Prepare reports for the Board of Trustees based on financial and administrative data.
               c.   Evaluate independent auditor.

               d. Secure and monitor fidelity bond and director and officer liability coverage, and make the necessary Securities and Exchange Commission (the "SEC") filings relating thereto.

               e. Prepare minutes of meetings of the Board of Trustees and Fund shareholders.

               f. Recommend dividend declarations to the Board of Trustees, prepare and distribute to appropriate parties notices announcing declaration of dividends and other distributions to shareholders.

               g. Provide personnel to serve as officers of the Trust if so elected by the Board of Trustees, attend Board of Trustees meetings and present materials for Trustees' review at such meetings.

          (4)  Audits:

               a.   Prepare   appropriate   schedules  and  assist   independent
                    auditors.
               b.   Provide information to the SEC and facilitate audit process.
               c.   Provide office facilities.

          (5)  Assist in overall operations of the Fund.

          (6)  Pay Fund expenses upon written authorization from the Trust.

          (7)  Monitor arrangements under shareholder services or similar plan.

     B.   Compliance:

          (1)  Regulatory Compliance:

               a.   Monitor   compliance   with  the   1940  Act   requirements,
                    including:

                    (i)  Asset diversification tests.
                    (ii) Total return and SEC yield calculations.
                    (iii) Maintenance of books and records under Rule 31a-3.
                    (iv) Code of Ethics for the  disinterested  Trustees  of the
                         Fund.

               b. Monitor Fund's compliance with the policies and investment limitations of the Trust as set forth in its current prospectus (the "Prospectus") and statement of additional information (the "SAI").

               c. Maintain awareness of applicable regulatory and operational service issues and recommend dispositions.

          (2)  Blue Sky Compliance:

               a. Prepare and file with the appropriate state securities authorities any and all required compliance filings relating to the registration of the securities of the Trust so as to enable the Trust to make a continuous offering of its shares in all states.
               b.   Monitor status and maintain registrations in each state.
               c. Provide information regarding material developments in state securities regulation.

          (3)  SEC Registration and Reporting:

               a.   Assist Corporate  counsel in updating the Prospectus and SAI and in preparing proxy statements and Rule 24f-2 notices.
               b.   Prepare  annual and semiannual  reports,  Form N-SAR filings and Rule 24f-2 notices.
               c. Coordinate the printing, filing and mailing of publicly disseminated Prospectuses and reports.
               d.   File fidelity bond under Rule 17g-1.
               e.   File shareholder reports under Rule 30b2-1.
               f. Monitor sales of each Fund's shares and ensure that such shares are properly registered with the SEC and the appropriate state authorities.
               g.   File Rule 24f-2 notices.

          (4)  IRS Compliance:

               a. Monitor the Trust's status as a regulated investment company under Subchapter M, including without limitation, review of the following:


                    (i)  Asset diversification requirements.
                    (ii) Qualifying income requirements.
                    (iii) Distribution requirements.

               b.   Calculate  required  distributions   (including  excise  tax
                    distributions).

     C.   Financial Reporting:

          (1)  Provide financial data required by the Fund's Prospectus and SAI.
          (2) Prepare financial reports for officers, shareholders, tax authorities, performance reporting companies, the Board of Trustees, the SEC, and independent auditors.
          (3) Supervise the Trust's custodian and fund accountants in the maintenance of the Trust's general ledger and in the preparation of the Fund's financial statements, including oversight of expense accruals and payments, of the determination of net asset value of the Trust's net assets and of the Trust's shares, and of the declaration and payment of dividends and other distributions to shareholders.
          (4) Compute the yield, total return and expense ratio of each class of each Fund, and each Fund's portfolio turnover rate.
          (5) Monitor the expense accruals and notify the Trust's management of any proposed adjustments.
          (6) Prepare monthly financial statements, which include without limitation the following items:

               a.   Schedule of Investments.
               b.   Statement of Assets and Liabilities.
               c.   Statement of Operations.
               d.   Statement of Changes in Net Assets.
               e.   Cash Statement.
               f.   Schedule of Capital Gains and Losses.

          (7)  Prepare quarterly broker security transaction summaries.

     D.   Tax Reporting:

          (1) Prepare and file on a timely basis appropriate federal and state tax returns including, without limitation, Forms 1120/8610 with any necessary schedules.
          (2)  Prepare state income breakdowns where relevant.
          (3) File Form 1099 Miscellaneous for payments to Trustees and other service providers.
          (4)  Monitor wash losses.
          (5)  Calculate eligible dividend income for corporate shareholders.

3.   Compensation

     USBFS shall be compensated for providing the services set forth in this Agreement in accordance with the fee schedule set forth on Exhibit B hereto (as amended from time to time). The Adviser shall pay all fees and reimbursable expenses within thirty (30) calendar days following receipt of the billing notice, except for any fee or expense subject to a good faith dispute. The Adviser shall notify USBFS in writing within thirty (30) calendar days following receipt of each invoice if the Adviser is disputing any amounts in good faith. The Adviser shall settle such disputed amounts within ten (10) calendar days of the day on which the parties agree to the amount to be paid. With the exception of any fee or expense the Adviser is disputing in good faith as set forth above, unpaid invoices shall accrue a finance charge of one and one-half percent (1 1/2%) per month, after the due date.

4.   Indemnification; Limitation of Liability

     A. USBFS shall exercise reasonable care in the performance of its duties under this Agreement. USBFS shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Adviser or the Trust in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond USBFS's control, except a loss arising out of or relating to USBFS's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, if USBFS has exercised reasonable care in the performance of its duties under this Agreement, the Adviser and the Trust shall indemnify and hold harmless USBFS from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys' fees) which USBFS may sustain or incur or which may be asserted against USBFS by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder, except for any and all claims, demands, losses, expenses, and liabilities arising out of or relating to USBFS's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence or from willful misconduct on its part in performance of its duties under this Agreement, (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to USBFS by any duly authorized officer of the Adviser or the Trust, such duly authorized officer to be included in a list of authorized officers furnished to USBFS and as amended from time to time in writing by resolution of the Board of Trustees.

               USBFS shall indemnify and hold the Adviser and the Trust harmless from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys' fees) that the Adviser or the Trust may sustain or incur or that may be asserted against the Adviser or the Trust by any person arising out of any action taken or omitted to be taken by USBFS as a result of USBFS's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

               In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, USBFS shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond USBFS's control. USBFS will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of USBFS. USBFS agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Adviser and the Trust shall be entitled to inspect USBFS's premises and operating capabilities at any time during regular business hours of USBFS, upon reasonable notice to USBFS.

               Notwithstanding the above, USBFS reserves the right to reprocess and correct administrative errors at its own expense.

     B. In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation that presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim that may be the subject of this indemnification. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor's prior written consent.

5.   Proprietary and Confidential Information

          USBFS agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Adviser and the Trust all records and other information relative to the Adviser and the Trust and prior, present, or potential shareholders of the Adviser and the Trust (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Adviser or the Trust, which approval shall not be unreasonably withheld and may not be withheld where USBFS may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Adviser or the Trust.

     Further, USBFS will adhere to the privacy policies adopted by the Adviser and the Trust pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time (the "Act"). Notwithstanding the foregoing, USBFS will not share any nonpublic personal information concerning any of the Trust's shareholders to any third party unless specifically directed by the Adviser or the Trust or allowed under one of the exceptions noted under the Act.

6.   Term of Agreement; Amendment

          This Agreement shall become effective as of the date first written above and will continue in effect for a period of three years. Subsequent to the initial three-year term, this Agreement may be terminated by either party upon giving ninety (90) days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. However, this Agreement may be amended by mutual written consent of the parties. See Exhibit C for additional termination conditions.

7.   Records

          USBFS shall keep records relating to the services to be performed hereunder in the form and manner, and for such period, as it may deem advisable and is agreeable to the Adviser and the Trust, but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act and the rules thereunder. USBFS agrees that all such records prepared or maintained by USBFS relating to the services to be performed by USBFS hereunder are the property of the Trust and will be preserved, maintained, and made available in accordance with such applicable sections and rules of the 1940 Act and will be promptly surrendered to the Trust on and in accordance with its request.

8.   Governing Law

          This Agreement shall be construed in accordance with the laws of the State of Wisconsin, without regard to conflicts of law principles. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.

9.   Duties in the Event of Termination

          In the event that, in connection with termination, a successor to any of USBFS's duties or responsibilities hereunder is designated by the Adviser and the Trust by written notice to USBFS, USBFS will promptly, upon such termination and at the expense of the Adviser, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by USBFS under this Agreement in a form reasonably acceptable to the Adviser and the Trust (if such form differs from the form in which USBFS has maintained, the Adviser shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from USBFS's personnel in the establishment of books, records, and other data by such successor.

10.  No Agency Relationship

     Nothing herein contained shall be deemed to authorize or empower USBFS to act as agent for the other party to this Agreement, or to conduct business in the name, or for the account, of the other party to this Agreement.


11.  Data Necessary to Perform Services

          The Adviser, the Trust or its agents shall furnish to USBFS the data necessary to perform the services described herein at such times and in such form as mutually agreed upon. If USBFS is also acting in another capacity for the Adviser or the Trust, nothing herein shall be deemed to relieve USBFS of any of its obligations in such capacity.

12.  Assignment

     This Agreement may not be assigned by either party without the prior written consent of the other parties.

13.  Notices

          Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three (3) days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other party's address set forth below:

     Notice to USBFS shall be sent to:

           U.S. Bancorp Fund Services, LLC
           615 East Michigan Street
           Milwaukee, WI  53202

     and notice to the Adviser and the Trust shall be sent to:

           Alternative Investment Partners, LLC/AIP Alternative Strategies Funds 142 Hardscrable Lake Dr.
           Chappaqua, NY 10514


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

Alternative Investment Partners, LLC        U.S. BANCORP FUND SERVICES, LLC

By: ______________________________         By: ________________________________

Title: __________________________          Title: ______________________________

AIP Alternative Strategies FUNDS

By: ______________________________

Title: __________________________